EXHIBIT 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma combined financial statements present the effect of the merger between CIENA and ONI Systems as if the merger had been completed on November 1, 2000 for results of operations purposes and on January 31, 2002 for balance sheet purposes. Due to different fiscal periods for CIENA and ONI Systems, the January 31, 2002 pro forma combined balance sheet is based upon the historical consolidated balance sheet data of CIENA as of January 31, 2002, and the historical balance sheet data of ONI Systems as of December 31, 2001. The October 31, 2001 pro forma combined statement of operations includes the historical consolidated statement of operations data of CIENA for the twelve months ended October 31, 2001 and the consolidated historical statement of operations data of ONI Systems for the twelve months ended December 31, 2001. The January 31, 2002 pro forma combined statement of operations includes the historical consolidated statement of operations data of CIENA for the three months ended January 31, 2002 and the consolidated historical statement of operations data of ONI Systems for the three months ended December 31, 2001. Due to the difference in year ends, the ONI Systems fourth quarter 2001 operating results are included in both the year ended October 31, 2001 and three months ended January 31, 2002 pro forma operating results. On March 29, 2001, CIENA acquired Cyras Systems, Inc. in a purchase business combination. Due to the significance of that acquisition, the CIENA pro forma operating results include adjustments to reflect the acquisition of Cyras Systems as of November 1, 2000.

     The unaudited pro forma combined financial data is based on estimates and assumptions which are preliminary and have been made solely for the purposes of developing these. unaudited pro forma combined financial data. The unaudited pro forma combined financial data is not necessarily an indication of the results that would have been achieved had the transaction been consummated as of the dates indicated or results that may be achieved in the future.

     This unaudited pro forma combined consolidated financial data should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of CIENA, Cyras Systems, Inc. and ONI Systems on file with the SEC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of January 31, 2002
(in thousands)

	Historical				January 31, 2002
					Pro Forma
	January 31,	December 31
	CIENA	ONI Systems	Adjustments		Combined

ASSETS
Current assets:
Cash and cash equivalents	$472,533	$338,511	$(9,245	)A	$801,799
Short-term investments	1,051,117	26,457			1,077,574
Accounts receivable, net	150,221	43,945			194,166
Inventory	250,191	53,836			304,027
Deferred income taxes	60,234	—			60,234
Prepaid expenses and other	47,110	11,114			58,224

Total current assets	2,031,406	473,863	(9,245)		2,496,024
Long-term investments	416,330	313,834			730,164
Equipment, furniture and fixtures, net	316,039	97,286			413,325
Goodwill	178,891	10,946	351,477	A	541,314
Other intangible assets, net	46,061	12,519	16,381	A	74,961
Deferred income taxes	160,496	—			160,496
Other assets	69,555	7,907			77,462

Total assets	$3,218,778	$916,355	$358,613		$4,493,746

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$46,962	$8,953	$—		$55,915
Accrued liabilities	125,883	44,076			169,959
Income taxes payable	6,399	—			6,399
Deferred revenue	21,435	5,281			26,716
Other current obligations	1,159	217			1,376
Convertible notes payable	176,533	—			176,533

Total current liabilities	378,371	58,527	—		436,898
Deferred income taxes	58,318	—			58,318
Long-term deferred revenue	17,984	—			17,984
Other long-term obligations	5,740	48			5,788
Convertible notes payable	690,000	300,000			990,000

Total liabilities	1,150,413	358,575	—		1,508,988

Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—			—
Common stock	3,286	14	983	A	4,283
Additional paid-in capital	3,676,192	941,247	(18,727	)A, C	4,598,712
Notes receivable from stockholders	(2,453)	(4,124)			(6,577)
Accumulated other comprehensive income	5,347	1,419	(1,419	)A	5,347
Accumulated deficit	(1,614,007)	(380,776)	377,776	A	(1,617,007)

Total stockholders’ equity	2,068,365	557,780	358,613		2,984,758

Total liabilities and stockholders’ equity	$3,218,778	$916,355	$358,613		$4,493,746

UNAUDITED PRO FORMA COMBINED

STATEMENT OF OPERATIONS
Year Ended October 31, 2001
(In thousands, except per share data)

	Pro Forma	Historical			Pro Forma
	October 31,	December 31,			Combined
	2001	2001			October 31,
	CIENA	ONI SYSTEMS	Adjustments		2001

Revenue	$1,603,229	$195,680	$—		$1,798,909
Cost of goods sold (exclusive of $0, $4,141, $2,800 and $6,941 deferred stock compensation costs)	904,549	166,616	—		1,071,165

Gross profit	698,680	29,064	—		727,744

Operating expenses
Research and development (exclusive of $26,185, $11,205, $2,562 and $39,952 deferred stock compensation costs)	284,885	78,355	—		363,240
Sales and marketing (exclusive of $10,791, $7,937, $5,027 and $23,755 deferred stock compensation costs)	152,476	51,322	—		203,798
General and administrative (exclusive of $18,066, $3,726, $1,092 and $22,884 deferred stock compensation costs)	65,105	26,767			91,872
Deferred stock compensation costs	55,042	27,009	11,481	C	93,532
Amortization of goodwill	300,301	3,981	(3,981	)D	300,301
Amortization of intangible assets	8,863	5,086	1,528	B	15,477
In-process research and development	—	8,240	—		8,240
Restructuring costs	15,439	17,350	—		32,789
Goodwill impairment	1,719,426	—	—		1,719,426
Provision for doubtful accounts	(6,579)	10,621	—		4,042

Total operating expenses	2,594,958	228,731	9,028		2,832,717

Loss from operations	(1,896,278)	(199,667)	(9,028)		(2,104,973)
Other income, net	23,336	11,813	—		35,149

Loss before income taxes	(1,872,942)	(187,854)	(9,028)		(2,069,824)
Provision for income tax	87,385	412	—		87,797

Net loss	$(1,960,327)	$(188,266)	$(9,028)		$(2,157,621)

Basic net loss per common share	$(6.11)	$(1.40)			$(5.14)

Diluted net loss per common share and dilutive potential common share	$(6.11)	$(1.40)			$(5.14)

Weighted average basic common shares outstanding	320,893	134,756	(36,045	)A	419,604

Weighted average basic common and dilutive potential common shares outstanding	320,893	134,756	(36,045	)A	419,604

UNAUDITED PRO FORMA CIENA

STATEMENT OF OPERATIONS
Year Ended October 31, 2001
(In thousands, except per share data)

		Five Months
		Ended
	October 31,	March 29,
	2001	2001			Pro Forma
	Historical	Historical			October 31, 2001
	CIENA	Cyras	Adjustments		CIENA

Revenue	$1,603,229	$—	$—		$1,603,229
Cost of goods sold (exclusive of $0, $0, $0, and $0 deferred stock compensation costs)	904,549	—	—		904,549

Gross profit	698,680	—	—		698,680

Operating expenses
Research and development (exclusive of $17,825, $16,830, ($8,470), and $26,185 deferred stock compensation costs)	235,831	49,054	—		284,885
Sales and marketing (exclusive of $8,336, $8,289, ($5,834), and $10,791 deferred stock compensation costs)	146,949	5,527	—		152,476
General and administrative (exclusive of $15,206, $8,371, ($5,511), and $18,066 deferred stock compensation costs)	57,865	7,240	—		65,105
Merger related expenses	—	30,204	(30,204	)E	—
Deferred stock compensation costs	41,367	33,490	(19,815	)F	55,042
Amortization of goodwill	177,786		122,515	G	300,301
Amortization of intangible assets	4,413		4,450	H	8,863
In-process research and development	45,900		(45,900	)I	—
Restructuring costs	15,439	—	—		15,439
Goodwill impairment	1,719,426	—	—		1,719,426
Provision for doubtful accounts	(6,579)	—	—		(6,579)

Total operating expenses	2,438,397	125,515	31,046		2,594,958

Loss from operations	(1,739,717)	(125,515)	(31,046)		(1,896,278)
Other income (expense), net	32,988	(9,652)	—		23,336

Loss before income taxes	(1,706,729)	(135,167)	(31,046)		(1,872,942)
Provision (benefit) for income tax	87,333	52	—		87,385

Net loss	$(1,794,062)	$(135,219)	$(31,046)		$(1,960,327)

Basic net loss per common share	$(5.75)				$(6.11)

Diluted net loss per common share and dilutive potential common share	$(5.75)				$(6.11)

Weighted average basic common shares	311,815		9,078	J	320,893

Weighted average basic common and dilutive potential common shares outstanding	311,815		9,078	J	320,893

UNAUDITED PRO FORMA COMBINED

STATEMENT OF OPERATIONS
Three Months Ended January 31, 2002
(In thousands, except per share data)

	Historical
					Three Months
	Three Months	Three Months			Ended
	Ended	Ended			January 31,
	January 31,	December 31,			2002
	2002	2001			Pro Forma
	CIENA	ONI Systems	Adjustments		Combined

Revenue	$162,156	$42,163	$—		$204,319
Cost of good sold (exclusive of $0, ($275), $1,519 and $1,244 deferred stock compensation costs)	139,687	34,978	—		174,665

Gross profit	22,469	7,185	—		29,654

Operating expenses
Research and development (exclusive of $3,951, ($981), $3,448 and $6,418 deferred stock compensation costs)	64,756	19,830	—		84,586
Sales and marketing (exclusive of $956, ($786), $3,109 and $3,279 deferred stock compensation costs)	37,600	13,620	—		51,220
General and administrative (exclusive of $227, ($292), $1,155 and $1,090 deferred stock compensation costs)	13,655	6,957	—		20,612
Deferred stock compensation costs	5,134	(2,334)	9,231	C	12,031
Amortization of goodwill	—	1,233	(1,233	)D	—
Amortization of intangible assets	1,813	1,473	181	B	3,467
Restructuring costs	6,828	1,258	—		8,086

Total operating expenses	129,786	42,037	8,179		180,002

Loss from operations	(107,317)	(34,852)	(8,179)		(150,348)
Other income, net	361	369	—		730

Loss before income taxes	(106,956)	(34,483)	(8,179)		(149,618)
Provision (benefit) for income taxes	(36,365)	255	—		(36,110)

Net loss	$(70,591)	(34,738)	$(8,179)		$(113,508)

Basic net loss per common share	$(0.22)	$(0.25)			$(0.27)

Diluted net loss per common and dilutive potential common share	$(0.22)	$(0.25)			$(0.27)

Weighted average basic common shares outstanding	327,620	136,970	(38,259	)A	426,331

Weighted average basic common and dilutive potential common shares outstanding	327,620	136,970	(38,259	)A	426,331

NOTES TO UNAUDITED PRO FORMA

COMBINED FINANCIAL DATA

NOTE 1 — BASIS OF PRESENTATION

      On February 18, 2002, CIENA Corporation (“CIENA”) announced that it had entered into the agreement to acquire by merger ONI Systems in a transaction to be accounted for as a purchase. Under the terms of the agreement, each outstanding share of capital stock of ONI Systems will be exchanged for 0.7104 shares of CIENA common stock, and CIENA will assume all ONI Systems’ outstanding options and warrants as well as its outstanding convertible debt. Assuming the acquisition was consummated on February 19, 2002, the stockholders of ONI Systems would have received approximately 100,492,228 shares of CIENA common stock of which an estimated 1,780,909 are restricted and subject to repurchase. Additionally, CIENA would have converted approximately 13,686,002 ONI Systems options and warrants into approximately 9,722,535 options and warrants to purchase CIENA common stock. The purchase price of approximately $988.5 million is preliminary and the actual number of shares, stock options and warrants to be exchanged or assumed by CIENA will depend on the actual number outstanding as of the date of consummation of the merger.

      CIENA has been identified as the acquiring entity for accounting purposes. This is based on CIENA shares being issued to consummate the transaction and remaining as the surviving security; CIENA stockholders retaining the larger portion of the voting rights of the combined entity; executive management of CIENA including the chairman of the board, chief executive officer and chief financial officer continuing in these capacities in the combined companies; ONI Systems will not have any board representation; and the transaction exchange rate providing that ONI Systems stockholders would receive a premium over the market value of the ONI Systems stock exchanged (based on the date the transaction was announced).

      In determining the purchase price, CIENA used the estimated value of CIENA common stock is approximately $8.75 per share based on the average closing price of CIENA’s common stock for the two trading days before the announcement and the two trading days after the announcement. The actual purchase price allocation is not expected to materially differ from the amounts reflected below. The actual purchase price allocation is based upon the fair values of the acquired assets and assumed liabilities as of the acquisition date and dependent upon the finalization of the preliminary valuation report.

      The purchase was estimated as follows (in millions):

CIENA common stock issued for ONI Systems common stock	$863.7
Issuance of CIENA options, warrants and restricted stock for ONI Systems options, warrants and restricted stock	115.6
Estimated transaction costs	9.2

$988.5

NOTES TO UNAUDITED PRO FORMA
COMBINED FINANCIAL DATA — (Continued)

      The following is a preliminary allocation of the purchase price using ONI Systems’ December 31, 2001 balances (in thousands):

Cash, cash equivalents, long and short-term investments	$678,802
Inventory	53,836
Equipment, furniture and fixtures, net	97,286
Other tangible assets and note receivable from stockholder	67,090
Existing technology	26,000
Non compete	2,000
Contracts	900
Goodwill	362,423
In-process research and development	3,000
Deferred stock compensation	55,763
Assumed liabilities	(58,575)
Convertible subordinated notes	(300,000)

Total purchase price	$988,525

      The actual purchase price allocation is also dependent upon the fair values of the acquired assets and assumed liabilities as of the acquisition date and the finalization of the preliminary valuation report. The $3.0 million amount allocated to in-process research and development represents the purchased in-process technology that, as of the date of the acquisition, had not yet reached technological feasibility and had no alternative future use. Based on preliminary assessments, the value of these projects was determined by estimating the resulting net cash flows from the sale of the products resulting from the completion of the projects, reduced by the portion of the revenue attributable to developed technology and the percentage of completion of the project. The resulting cash flows were then discounted back to their present values at appropriate discount rates.

      The nature of the efforts to develop the purchased in-process research and development into commercially viable products principally relates to the completion of all planning, designing, prototyping and testing activities that are necessary to establish that the product can be produced to meet its design specification including function, features and technical performance requirements. The resulting net cash flows from such products are based on estimates of revenue, cost of revenue, research and development costs, sales and marketing costs, and income taxes from such projects. The amounts allocated to in-process research and development will be charged to the statements of operations in the period the acquisition is consummated.

      CIENA is in the process of determining the amount of any integration or restructuring costs associated with the acquisition. These costs are expected to include expenses associated with involuntary employee terminations, employee relocations, lease terminations, non-cancelable lease costs and other costs associated with the integration and/or exit of certain business activities. It is expected that certain of these costs will qualify for treatment under EITF 95-3 “Recognition of Liabilities in Connection with a Purchase Business Combination” and be recorded as an element of the acquisition.

NOTE 2 — PRO FORMA ADJUSTMENTS

A	To reflect acquisition of ONI Systems based on the preliminary purchase price allocation described in Note 1.

B	To reflect amortization of developed technology over its estimated useful life of seven years and noncompete and contracts over their estimated useful life of one year, as if the acquisition occurred on November 1, 2000. The $3.0 million amount allocated to in-process research and development has not been included in the unaudited pro forma combined statements of

NOTES TO UNAUDITED PRO FORMA
COMBINED FINANCIAL DATA — (Continued)

operations as it is nonrecurring, but is included in the unaudited pro forma combined balance sheet. This amount will be expensed in the period the acquisition is consummated.

C	To eliminate historical deferred stock compensation and related amortization charges for ONI Systems stock option grants and record deferred stock compensation in accordance with FIN 44, “Accounting for Certain Transactions Involving Stock Compensation — an interpretation of APB 25,” related to ONI Systems unvested stock options and restricted common stock.

D	To eliminate historical goodwill amortization for ONI Systems related to the three months ended December 31, 2001 for consistency. Since CIENA adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (SFAS No. 142), CIENA ceased amortization of goodwill beginning on November 1, 2001.

On March 29, 2001, CIENA acquired all of the outstanding capital stock and assumed the options of Cyras Systems, Inc. (“Cyras”). The purchase price was approximately $2.2 billion and consisted of the issuance of 26.1 million shares of CIENA common stock, the assumption of approximately 1.9 million stock options and the indirect assumption of $150 million principal amount of Cyras’ convertible subordinated indebtedness. The transaction was recorded using the purchase accounting method. In connection with the acquisition, CIENA recorded goodwill of $2.1 billion, in-process research and development of $45.9 million and $47.7 million of intangibles associated with developed technology. Since the CIENA operating results for the year ended October 31, 2001 include 7 months of Cyras operations, the CIENA historical operating results have been adjusted to included an additional 5 months of Cyras operations in the pro forma statement of operations. The following are the descriptions of the pro forma adjustments related to the Cyras acquisition:

E	To eliminate the merger related costs incurred by Cyras in connection with the acquisition by CIENA. These costs would not have been incurred if the acquisition had been consummated as of November 1, 2000.

F	To eliminate the historical deferred stock compensation and related amortization charges for Cyras stock option grants and record deferred stock compensation in accordance with FIN 44, “Accounting for Certain Transactions Involving Stock Compensation — an interpretation of APB 25,” related to Cyras unvested stock options and restricted common stock.

G	To record goodwill amortization expense associated with the Cyras acquisition for the five-month period prior to the Cyras consummation date.

H	To record the amortization of other intangibles associated with the Cyras acquisition for the five-month period prior to the Cyras consummation date.

I	To eliminate the in-process research and development charge which CIENA recorded on the Cyras acquisition. This charge would not have been recorded during fiscal 2001 if the acquisition had been consummated as of November 1, 2000.

J	To adjust the CIENA weighted average common shares to reflect the acquisition of Cyras as of November 1, 2000.